UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C 20549

                              FORM 8-K



Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 9, 1996

Commission file Number     0-15435

                      First Entertainment, Inc.
          (Exact name of registrant as specified in its charter.)

           Colorado                     84-0974303
(State or other jurisdiction of      (I.R.S. Employer
incorporated or organization)        Identification No.)

1380 Lawrence Street, Suite 1400                     80204
(Address of principal executive offices            (Zip Code)

Registrant's telephone number, including area code:
(303) 592-1235



                             FORM 8-K

                          CURRENT REPORT
                  Pursuant to Section 13 or 15(d)
                   of the Securities Act of 1934

Item 1. Changes in Control of Registrant.
             Not Applicable

Item 2. Acquisition or Disposition of Assets.
             On February 12, 1996 the Registrant entered into a Purchase Agreement with Scott Kajiya and Jamie Ruiz (the Sellers) whereby the
Registrant will acquire 55% of the issued and outstanding common stock of Indian Motorcycle Company Japan, a development stage company, and certain licensing rights in exchange for 300,000 shares of the Registrants Class C Preferred Stock valued at $1.00 per share.

             The licensing rights acquired allow the use of the Indian 0Motorcycle Trademark on various products including denim and denim related products, shoes, boots, jewelry, accessories and eye wear.

             Ownership of the Indian Trademark has been the subject of legal proceedings in Federal District Courts in both Colorado and Massachusetts. The Indian Trademark rights are being consolidated by the Bankruptcy Court through an auction sometime in the future. The Registrant believes that the licensing rights acquired will be preserved as such rights were issued to the Sellers prior to Indain Motocycle Company filing for bankruptcy.

Item 3. Bankruptcy or Receivership.
             Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
           On February 8, 1996, BDO Seidman, LLP replaced Mitchell Finley and Company as First Entertainment, Inc.'s prinipal accountants. The registrant has not consulted with BDO Seidman, LLP on any accounting or auditing matters during the past two years. On January 1, 1996, Mitchell Finley and Company, P.C. merged their practice into BDO Seidman, LLP. Mitchell Finley and Company's report on the financial statements for the two years ended 12/31/94, contained an unqualified opinion. Also, there were no disagreements on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure with Mitchell Finley and Company, P.C. The Registrant has requested that Mitchell Finley and Company, P.C., furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Mitchell Finley and Company's letter to the SEC, dated February 8, 1996 is attached as Exhibit 16.


Item 5. Other Events
            Not Applicable

Item 6. Resignation of Registant's Directors.
           Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
           Not Applicable

Item 8. Change in Fiscal Year.
           Not Applicable


                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly autorized.




                           FIRST ENTERTAINMENT, INC.





                           By:A.B. Goldberg
                              ------------------
                              A.B. Goldberg
                              President



Dated: February 9, 1996